UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2015

The Pep Boys - Manny, Moe & Jack
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03381	23-0962915
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 W Allegheny Ave, Philadelphia, Pennsylvania		19132
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2154309169

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2015, The Pep Boys - Manny, Moe & Jack (the "Company") announced the appointment of Scott P. Sider, 54, as its new Chief Executive Officer (principal executive officer), effective immediately. Mr. Sider was also appointed to the Board of Directors.

From 2010 through his retirement in 2014, Mr. Sider served as the Group President, Rent A Car Americas of Hertz Corporation. Mr. Sider began his career at Hertz in 1983 and served in leadership positions of increasing responsibility including as Area Manager Manhattan, Divisional Vice President Western Region and President, Off Airport Operations.

Mr. Sider will be (i) paid a base salary of $800,000, (ii) eligible to earn a target annual bonus, pursuant to the terms of the Company's Annual Incentive Bonus Plan, equal to 100% of his base salary upon the achievement of certain predetermined corporate objectives (prorated for his time in service during fiscal 2015) and (iii) eligible to receive an annual target award grant under the Company’s Stock Incentive Plan valued at 120% of his base salary.

As an executive officer of the Company, Mr. Sider will enter into the Company's form of Change of Control and Non-Competition Agreements.

A copy of the Company's press release announcing Mr. Sider’s appointment is attached to this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Press Release dated June 15, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pep Boys - Manny, Moe & Jack

June 16, 2015	By:	Brian D. Zuckerman

Name: Brian D. Zuckerman
Title: SVP - General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 15, 2015